LEASE AGREEMENT

THIS LEASE AGREEMENT (**Lease**) is made as of the 30th day of August, 2019 between ANGLER RIVERSIDE, LLC located at c/o Asset Specialists, Inc., 3710 Buckeye Street, Suite 100, Palm Beach Gardens, Florida 33410, (**Landlord**), and ALLIANCE BIOENERGY +, INC., a Nevada Profit Corporation registered to do business in Florida, currently located at 400 Congress Avenue, Suite 280, West Palm Beach, FL 33401 (**Tenant**).

WITNESSETH:

In consideration of the covenants herein contained, on the part of the Tenant to be kept and performed, the Landlord hereby leases to the Tenant the **Demised Premises**, being suite 120 containing ±5,800 leasable square feet, as depicted on attached Exhibit B, located in a building in a business center (**Project**) known as "Riverside Commerce Park", and having a mailing address of 3710 Buckeye Street, Suite 120, Palm Beach Gardens, Florida 33410.

TO HAVE AND TO HOLD the same unto the Tenant on the following terms and conditions:

1. **Commencement Date** means November 1, 2019.

2. **Initial Lease Term** means 24 months from the Commencement Date.

3. **Permitted Use** means use of the Demised Premises as research laboratory and production facility specializing in converting cellulose into commercial grade sugars, fine chemicals and other products with ancillary offices.

4. **Base Rent** means the following amounts for each year of the Lease Term, all payable in advance in equal monthly installments, plus applicable Florida sales tax:

LEASE YEAR (IN MONTHS)	ANNUAL BASE RENT	MONTHLY BASE RENT
1-12	$84,100.00	$7,008.33
13-24	$86,623.00	$7,218.58

5. **Operating Costs Payment** means an estimated $3,083.67 each month for calendar year 2019.

6. **Deposit** means $30,276.00

7. **Proportionate Share** means 10.41%.

8. **Prepaid Rent** means $21,760.66, which Prepaid Rent is equal to the monthly Base Rent due from the Tenant to the Landlord for the first and last month of the initial Lease Term and the estimated monthly operating Costs Payment due from the Tenant to the Landlord for the first and last month of the initial Lease Term, plus applicable Florida sales tax.

9. **INTENTIONALLY OMITTED**

10. **Broker** means Asset Specialists, Inc.

11. **Tenant Improvements** means $0.00.

12. **Contingency**. This lease is contingent upon Tenant obtaining a final non-appealable confirmed plan of reorganization ("Plan") dismissing Tenant's pending Chapter 11 bankruptcy case filed in the Southern District of Florida (the "Court") under Case # 18-23071-BKC-EPK prior to the Lease Commencement Date of November 1, 2019. In the event Tenant is unable to obtain a final non-appealable Plan from the Court prior to November 1, 2019 and the delay is not caused by Tenant, Landlord agrees to extend the-Lease Commencement Date for a period not to exceed thirty (30) days (The "Extended Lease Commencement Date"). Upon the execution of this Lease, Tenant shall deposit with Landlord the following sums of money which shall be applied against payments due under the Lease:

Prepaid Rent:	\$21,760.66
Security Deposit:	\$30,276.00

In the event Tenant fails to obtain the non-appealable Plan from the Court prior to the Lease Commencement Date (or the "Extended Lease Commencement Date referenced above) all sums paid to Landlord shall be non-refundable and shall be retained by Landlord in consideration of it entering into this Lease, not providing an extension to the current tenant occupying the Demised Premises and taking the Demised Premises off the market.

13. **Due upon execution of the Lease.** The Tenant shall have delivered to the Landlord a check in the amount of \$52,036.66, constituting the total of the Prepaid Rent and Deposit (collectively, "**Prepaid Amounts**")

14. The Exhibits listed on the following page are also incorporated herein.

[SIGNATURE PAGE FOLLOWS]

Signed in the presence of:

LANDLORD:

ANGLER RIVERSIDE, LLC

By:____________________

Name: Blake Smith

Title: Manager

Date: August 30, 2019

TENANT:

ALLIANCE BIOENERGY +, INC.

By:____________________

Name: Benjamin Slager

Title: CEO

Date: August 29, 2019

EXHIBITS

A. Standard Provisions.
B. Description of Demised Premises.
C. Landlord Work.
D. Intentionally Omitted
E. Rules and Regulations.
F. 2019 CAM Estimate

EXHIBIT A
STANDARD PROVISIONS

1. Demised Premises, Commencement, Construction And Acceptance.

a. The Landlord owns or controls the land shown on Exhibit B to the Lease, together with the actual or proposed buildings and improvements depicted thereon. The Landlord reserves for itself the roof, the air space above the roof, the space below the floor, the exterior portions of the Demised Premises (other than the store front), and the right to install, maintain, use, repair and replace pipes, duct work, conduits, utility lines and wires in the Demised Premises; provided, however, in exercising any of its rights with respect to the foregoing, the Landlord shall not materially adversely affect and/or unreasonably interfere with the normal business operations of the Tenant. The Landlord further reserves the right at any time to relocate the automobile parking areas and other Common Areas; to change the number of buildings, buildings' dimensions, the number of floors in any of the buildings, store dimensions, Common Areas, the identity and type of other stores and tenancies; to construct other improvements in the Project; and to increase or decrease the size and scope of the Project; provided only that the general location and size of the Demised Premises, reasonable access to the Demised Premises and the parking facilities and visibility of the Demised Premises will not be materially impaired.

b. If the Landlord has assumed construction obligations with regard to the improvement of the Demised Premises, the terms thereof are set forth in Exhibit C to the Lease entitled "Scope of Work". In the performance of any improvement work, the Tenant is furthering its own interests and not acting as the agent of the Landlord.

c. Landlord shall diligently pursue the completion of the Scope of Work (as defined and depicted in Exhibit C attached hereto) and the delivery of the Demised Premises to Tenant. If for any reason the Landlord cannot deliver possession of the Demised Premises to the Tenant, the Landlord will not be subject to any liability therefor, nor will such failure affect the validity of the Lease or the obligations of the Tenant or extend the term thereof, but in such case, the Tenant will not be obligated to pay rent until the Commencement Date. However, if the Landlord has not delivered possession of the Demised Premises within 30 days from the Estimated Completion Date, the Tenant may, at the Tenant's option, by notice in writing to the Landlord within 10 days thereafter, cancel the Lease, in which event the parties shall be discharged from all obligations thereunder, and the Landlord shall return the Prepaid Amounts to the extent paid by Tenant. If the Tenant occupies the Demised Premises prior to the Commencement Date, such occupancy will be subject to all the covenants herein; provided, however, such early occupancy will not advance the termination date and the Tenant will not pay rent for such period.

d. The Landlord will deliver to the Tenant the Demised Premises broom cleaned and free of debris with all basic mechanical systems in good working order (unless the Tenant is already in possession). Except as otherwise provided in the Lease, the Tenant hereby accepts the Demised Premises in the condition existing as of the Commencement Date or the date that the Tenant takes possession of the Demised Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Demised Premises, and any covenants or restrictions of record, with which the Tenant agrees to comply. To the Landlord's actual knowledge, without a duty of inquiry, the Demised Premises can be used for the Permitted Use. Subject to the foregoing, the Tenant

acknowledges that neither the Landlord nor the Landlord's agent has made any representation or warranty as to the present and/or future suitability of the Demised Premises for the conduct of the Tenant's business.

2. Rent/Extension.

a. Following the Commencement Date the Tenant will pay to the Landlord the Base Rent, payable in advance and without demand, in equal monthly installments on the first day of each month of the Lease Term and any renewal term if any.

b. The covenant of the Tenant to pay "rent" (being defined as Base Rent, Operating Costs and all other sums due by the Tenant hereunder) is separate and distinct from other covenants, and the Tenant will have no right of setoff or reduction in the payment of rent for any reason. Payments must be in United States currency.

c. The Base Rent payable by the Tenant during each successive 12-month period of the Lease Term, commencing on the first day of the thirteenth month of the Lease Term, will be increased at that time and every 12 months thereafter for the remainder of the Lease Term and all extensions and renewals thereof so that it is 103% of the Base Rent due during the preceding 12-month period.

d. At least one hundred eighty (180) days prior to the expiration of the Initial Term, Tenant may, by written notice to Landlord, and subject to Landlord' prior written approval, which may be withheld in its sole and absolute discretion, apply to Landlord for one (1) five (5) year extension of the Lease ("Extension") effective at the termination of the Initial Term provided that Tenant is not then in default under the Lease at the time of the exercise and at the time of commencement of the Extension. Should the Landlord reject the Tenant's right to exercise the Extension, Tenant shall vacate the Demised Premises upon the expiration of the Initial Lease Term.

3. Deposit. Concurrently with the execution of the Lease, the Tenant will deliver to the Landlord the Deposit as security for the faithful performance of the Tenant's obligations. The Tenant intends to and does hereby grant to the Landlord a security interest in the Deposit. If the Tenant should be in default of this Lease beyond all applicable notice, cure and grace periods, as a result of its failure to pay rent or other charges due hereunder or if Tenant otherwise should default of this Lease beyond all applicable notice, cure and grace periods, with respect to any other provision of the Lease, the Landlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge due it by reason of the Tenant's default, or to compensate the Landlord for any loss or damage which the Landlord reasonably and justifiably may suffer thereby, provided, however, that such loss and/or damage is caused by and/or is a result of the Tenant's default. If the Landlord so uses or applies all or any portion of said Deposit with just cause, the Tenant will within 10 days after written demand therefor deposit cash with the Landlord in an amount sufficient to restore the Deposit to the full amount hereinabove stated. The Landlord will not be required to keep the Deposit separate from its general accounts nor to cause interest to accrue thereon. The Deposit, or so much thereof as shall not have been applied by the Landlord pursuant to the Lease, will be returned without payment of interest or other increment for its use to the Tenant (or, at the Landlord's option, to the last assignee or subtenant, if any of the Tenant's interest hereunder have been transferred) at the expiration of the Lease Term and after the Tenant has vacated the Demised Premises. No trust relationship is created between the Landlord and Tenant with respect to the Deposit. The Deposit is not an advance payment of rent and is not a measure of the Landlord's loss or damages.

4. Taxes.

a. The Tenant will pay as part of its obligation to pay its Proportionate Share of Operating Costs (as provided in paragraph 5 hereof) its Proportionate Share of the real property taxes applicable to the Demised Premises for each full or partial calendar year during the Lease Term, including any period during which the Tenant transacts business in the Demised Premises prior to the Commencement Date. The Tenant hereby waives any right it may have by statute or otherwise to protest real estate taxes. The Landlord shall use good faith to endeavor to obtain the maximum discounts available for the payment of real property taxes.

b. As used herein, the term "**real property tax**" includes any form of assessment, license fee, levy, penalty, water and sewer rents (except water meter charges and sewer rent based thereon) and other impositions, charges and taxes (other than inheritance or estate taxes) of every kind and nature whatsoever, extraordinary as well as ordinary, general and special, foreseen and unforeseen, and all installments thereof (including any interest on amounts which may be paid in installments) which are, during the Lease Term, levied, assessed or imposed by any authority having the direct or indirect power to tax (including, without limitation, any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or development district) as against any legal or equitable interest of the Landlord in the Demised Premises or in the Project and all costs incurred by the Landlord contesting or negotiating the same with governmental authorities and/or in its efforts to obtain the maximum discounts available as provided in Section 4a above. Real property tax does not include any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon the Landlord. However, if, at any time after the date hereof, the methods of taxation are altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such, there is levied, assessed or imposed (1) a tax on the rents received from such real estate, or (2) a license fee measured by the rents receivable by the Landlord from the Project or any portion thereof, or (3) a tax or license fee imposed upon the Landlord which is otherwise measured by or based in whole or part upon the Project or any portion thereof, or (4) an income or franchise tax, then the same will be included in the computation of real estate taxes hereunder, computed as if the amount of such tax or fee so payable were that due if the Project were the only property of the Landlord subject thereto. In addition to the foregoing, should any governmental authority acting under any existing or future law, ordinance or regulation, levy, assess or impose a tax, excise and/or assessment upon or against the Lease, the execution thereof and/or the Base Rent, or any item of additional rent payable by the Tenant to the Landlord whether by way of substitution for or in addition to any existing tax or otherwise, and whether or not evidenced by documentary stamps or the like, the Tenant will be responsible for and will pay such tax, excise and/or assessment, or will reimburse the Landlord for the actual amount thereof, as the case may be.

c. The Tenant will pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment, inventory and all other personal property of the Tenant contained in the Demised Premises or elsewhere. The Tenant will cause such trade fixtures, furnishings, equipment, inventory and all other personal property to be assessed and billed separately from the property of the Landlord. However, should any of the Tenant's personal property be assessed with the Landlord's property, the Tenant will pay to the Landlord the taxes attributable to such personal property within 10 days after receipt of a written statement setting forth the taxes applicable to the Tenant's personal property.

d. The Tenant will pay any and all sales tax, tax on rentals, and any other charges, taxes and/or impositions now in existence or hereafter imposed by any governmental authority against the Lease, the execution hereof and/or the Base Rent and any other charge payable by the Tenant.

5. <u>Common Area and Operating Costs</u>.

a. The term "**Common Area**" means that part of the Project designated by the Landlord from time to time for the common use of all tenants, including, among other facilities, driveways, access drives, parking area, sidewalks, landscaping, water retention, curbs, loading areas, private streets and alleys, lighting facilities, hallways and restrooms, all of which will be subject to the Landlord's sole management and control. Without limiting the generality of the foregoing, the Landlord reserves the right to enter into, modify and terminate easements and other agreements pertaining to the maintenance and use of the parking areas and other Common Areas; to close any and all portions of the Common Area to such extent and for such time as may, in the sole discretion of the Landlord's counsel, be legally necessary to prevent a dedication thereof or the accrual of rights to any person or the public therein; and to make changes, additions, deletions, alterations or improvements in and to the Common Areas, provided there will be no unreasonable obstruction of the Tenant's right of ingress to or egress from the Demised Premises. The Landlord will operate, maintain and repair the Project in a commercially reasonable manner.

b. The Tenant and its employees, customers, subtenants, licensees and concessionaires will have the nonexclusive right and license to use the Common Area in common with the Landlord, other tenants of the Project and other persons permitted by the Landlord to use the same and subject to such reasonable rules and regulations governing use applicable to all tenants in the Project as the Landlord may from time to time prescribe, including those rules and regulations attached hereto as <u>Exhibit E</u> (**Riverside Commerce Park Project Rules and Regulations**).

c. From and after the Commencement Date, and thereafter during the Lease Term, the Tenant, will pay its Proportionate Share of the Operating Costs (as hereinafter defined). The term **Operating Costs** means all costs, expenses and other charges incurred by the Landlord in a manner deemed by the Landlord to be reasonable and appropriate for the best interest of the operation, maintenance and repair of the Project and will include, but not be limited to, the costs and expenses of (i) personnel, including guard service and maintenance people to implement the operation, maintenance and repair of the Common Areas; (ii) premiums and contributions, including deductible payments, for insurance, if any, provided by the Landlord, including, without limitation, liability for occurrences in and about the Common Area, property damage with respect to improvements in the Project, windstorm and rent loss coverage in such amounts and on such terms as the Landlord considers appropriate; (iii) garbage and trash collection and removal; and cleaning, sweeping, painting, striping and repaving parking lot surfaces; maintenance, repair and replacement of sidewalks, curbs, guardrails, bumpers, fences, screens, flagpoles, bicycle racks, Project identification signs and directional signs; (iv) maintenance, repair and replacement of (a) storm and sanitary drainage systems, including disposal plants, lift stations and retention ponds; (b) irrigation systems; (c) lighting systems (including bulbs, poles and fixtures); (d) utility systems; and (e) security systems, including any utility charges in connection with any of the foregoing; (v) exterior planting, replanting and replacing of flowers, shrubbery, plants, trees and other landscaping and the periodic cleaning of the outside of all windows in the front of the Demised Premises and other premises in the Project; (vi) maintenance, repair, cleaning, replacement and substitution of all portions of the buildings in the Project (excluding the Demised Premises and premises leased to

other tenants), including, without limitation: roof flashings, canopies, skylights, signs, planters, doors and hardware, windows, emergency water and sprinkler systems, mechanical and electrical equipment (excluding those which exclusively service and are exclusively located within the demised premises of another tenant in the Project); (vii) without incurring any liability, duty or responsibility, storm preparation and ensuing clean up materials and services; (viii) the utility services required for the Common Area and the Project (excluding those utilities for which tenants in the Project are responsible for contacting for directly with the applicable utility provider), including, without limitation, electricity for the Project lighting and irrigation water for landscaping; (ix) real property taxes; (x) a management company and/or personnel for such purposes, including, without limitation, (a) security and maintenance people, (b) secretaries and bookkeepers and (c) payroll taxes, workers' compensation insurance and related expenses; provided, however, the fee for a management company will not exceed 5% of the gross rents from the project; and (xi) the Landlord's administrative costs in an amount equal to 15% of the total Operating Costs.

The foregoing items (i) through (xi) are for definition only and are not to be construed to impose any obligations on the Landlord. Notwithstanding the foregoing, the term "Operating Costs" shall not include (a) any costs incurred due to the Landlord's willful misconduct or gross negligence, or the willful misconduct or gross negligence of any of the Landlord's employees, agents, contractors, subcontractors or other tenants, (b) cost of any service directly to and paid directly by any other tenant of the Project (outside of such tenant's Operating Costs Payments or similar common area maintenance, operating costs or "CAM" payment provided in its lease) and (c) marketing costs, leasing commissions and/or attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project

d. From and after the Commencement Date and thereafter during the Lease Term, the Tenant, will pay to the Landlord the Operating Costs Payment on the first day of each month. The monthly Operating Costs Payment is based on the Landlord's estimate of the Tenant's Proportionate Share of Operating Costs for the year in question and is subject to increase or decrease no more often than once each calendar year as determined by the Landlord to reflect an accurate escrow of the Tenant's obligation. The Landlord has provided the Tenant with a good-faith estimate of the estimated Operating Costs for 2019, attached as Exhibit F. Subsequent to the end of each full or partial calendar year, the Landlord will notify the Tenant of the Operating Costs and of the Tenant's Proportionate Share thereof for such full or partial calendar year. If the total Operating Costs Payments paid by the Tenant for any full or partial calendar year should be less than the actual amount due from the Tenant as shown on such notice, the Tenant will pay to the Landlord the difference between the amount paid by the Tenant and the total amount due within 10 business days after Tenant's receipt of such notice. If the total Operating Costs Payments paid by the Tenant for such full or partial calendar year should exceed the actual amount due from the Tenant as shown on such notice, such excess will be credited to Tenant's account for payment of any charges next coming due by the Tenant due to the Landlord, including Base Rent. If the Commencement Date is a day other than the first day of the calendar year, or if the term of this Lease should end on a day other than the last day of the calendar year, the Tenant's Proportionate Share of Operating Costs will be billed and adjusted on the basis of such fraction of a calendar year.

e. Upon written notice to the Landlord within 30 days following the receipt of the year-end reconciliation statement of Operating Costs, the Tenant or its representative may, at the Tenant's sole cost, audit the Landlord's bills and records relating to the Operating Costs that were passed through to the Tenant for the subject year, subject, however, to the following conditions: (i)

the Tenant may not be in default under the Lease, (ii) the Tenant's representative may not act on a contingent basis, (iii) the Tenant may not conduct more than 1 such review each year, (iv) the Tenant and its representative, if applicable, shall execute and deliver to the Landlord a confidentiality agreement reasonably acceptable to the Landlord, and Landlord shall not unreasonably withhold or delay and such acceptance, and (v) such audit shall be subject to reasonable scheduling by the Landlord during normal business hours at the place where such records are normally kept. If the Tenant disputes the accuracy of the Landlord's reconciliation statement, the Tenant will still pay the amount showed owing pending completion of the audit. If the Tenant has overpaid Operating Costs by more than 10%, the Landlord will reimburse the Tenant for its audit expenses. If the audit indicates that the Landlord's billings were incorrect, the Landlord and Tenant will attempt to resolve the issue. The Landlord or Tenant, as appropriate, will promptly pay to the other party the amount of any overpayment or underpayment.

6. Permitted Use.

a. The Tenant will continuously use and occupy the Demised Premises for the Permitted Use and for no other use or purpose without Landlord's prior approval, which Landlord shall not unreasonably deny or delay. The Landlord warrants the Tenant's use is not in violation of any existing exclusive uses previously granted by the Landlord to another tenant in the Project, nor will the Landlord grant any other tenant in the Project an exclusive use which will place the Tenant in breach of such exclusive use agreement. Notwithstanding the foregoing, the Tenant waives any right to terminate the Lease in the event that the Demised Premises cannot be used for the Permitted Use during the Lease Term. The Tenant will not breach any exclusive and prohibited use provisions in other leases for space in the Project to the extent the Landlord provides notice to the Tenant of such provisions to the Tenant.

b. The Tenant will:

(i) Comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record and requirements in effect during the term of the Lease regulating the use of the Demised Premises and with such reasonable rules and regulations as the Landlord may in its sole discretion adopt and modify from time to time, including the Riverside Commerce Park Project Rules and Regulations.

(ii) Keep the Demised Premises neat, clean and free from dirt, rubbish, insects and pests at all times and store all trash and garbage within the Demised Premises or within the area designated by the Landlord for storing such trash; not operate an incinerator or burn trash or garbage within the Project. In no event shall the Tenant sweep or otherwise cause any trash, garbage and/or debris to be placed in any other portion of the Common Area. In no event shall the Tenant obstruct any of the sidewalks, parking areas or any other portion of the Common Area.

(iii) Keep the inside of all glass in the windows and doors of the Demised Premises clean and maintain all the displays visible outside the Demised Premises in a neat and attractive condition; and not use any loudspeaker, voice-making or other sound projection device in such a manner as to be audible to anyone outside the Demised Premises, nor will the Tenant use or display any flashing lights visible to anyone outside the Demised Premises.

(iv) Display no merchandise outside the Demised Premises; not solicit business or distribute any hand bills or other advertising matter in the Common Area; not permit any

objectionable or unpleasant odors to emanate from the Demised Premises; nor place or permit any radio, television, loudspeaker or amplifier on the roof or outside the Demised Premises.

(v) Load and unload all merchandise, supplies, fixtures, equipment and furniture and cause the collection of rubbish only through the rear service door of the Demised Premises. No deliveries of any kind will be made through the front entrance.

(vi) Keep the Demised Premises free and clear of all rodents, bugs and vermin, and use on a quarterly basis, at its cost, a reputable pest extermination contractor to provide extermination services in the Demised Premises.

(vii) Ensure that it and its employees park their vehicles in areas designated by the Landlord from time to time for such purpose and not in areas designated as restricted by the Landlord from time to time. The Landlord has assumed no duty to police any exclusive parking designations in the Project.

(viii) Not at any time, without first obtaining the Landlord's written consent: (A) conduct or permit any fire, bankruptcy, option, "going out of business", stock reduction or any similar type of sale, whether real or fictitious, in the Demised Premises, or utilize any unethical method of business operation; (B) change, whether by alteration, replacement, rebuilding or otherwise, the exterior color or architectural treatment of the Demised Premises or of the building in which the Demised Premises are located, or any part thereof; and (C) go upon the roof of the building in which the Demised Premises are located for any reason.

c. The Tenant will not knowingly use the Demised Premises, nor knowingly permit the use of the Demised Premises, for the storage, transportation or disposal of "hazardous" or "toxic" materials as commonly known or otherwise defined under any law relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conversation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Super Fund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act and the Florida Air and Water Pollution Control Act. Such materials would include, without limitation, asbestos or any substance containing asbestos, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials. The Tenant will provide to the Landlord forthwith after receipt of same photocopies of all notices of violation received by it with regard to any rules, regulations or laws applicable to such materials, the commencement of any enforcement action, the service of any potentially responsible party demand letter from any private or governmental party or the loss of any operating permit by reason of the use or release of any such materials. The Tenant will promptly at its expense clean up and remediate any environmental problem in the Demised Premises, including the spill of hazardous or toxic materials, caused by it or its agents, contractors or invitees. The Landlord may enter the Demised Premises and perform any action necessary to remediate contamination or to correct any condition giving rise to any such notice of violation.

7. <u>Maintenance and Repair</u>.

a. The Landlord will keep the foundation, exterior walls, (including store fronts, plate glass, windows, doors, door closure devices, window and door frames, molding, locks and

hardware) and roof of the Demised Premises in good repair, as a component of Operating Costs, except that the Landlord will not be required to make any repairs occasioned by the act or negligence of the Tenant, its agents, employees, subtenants, licensees and concessionaires, which repairs will be made by the Tenant, subject to the Landlord's supervision. In the event that the Demised Premises should become in need of repairs required to be made by the Landlord hereunder, the Tenant will give diligent and commercially reasonable written notice thereof to the Landlord. The Landlord will diligently pursue repairs within a commercially reasonable time will have elapsed after delivery of such written notice. Other than as herein provided or otherwise described in Section 7d of this Exhibit A, the Landlord will not be responsible to maintain or make any improvements or repairs of any kind in or upon the Demised Premises.

b. Unless as a result of Landlord's or other tenant's willful misconduct or gross negligence, the Tenant will keep and maintain in full compliance with all laws, rules and regulations (including the Riverside Commerce Park Project Rules and Regulations) (as same may be enacted or amended from time to time) and in good order, condition and repair (which will mean replacement if necessary) the Demised Premises and every part thereof, except as hereinbefore provided, including, without limitation, the interior doors, interior windows and glass, door checks, security gates, windows, plate glass, utility facilities, plumbing and sewage facilities within the Demised Premises, fixtures, heating, air conditioning including exterior mechanical equipment, exterior signs and exterior electrical equipment serving the Demised Premises and interior walls, floors and ceilings. The indemnification in this paragraph will also apply to any damage to the Project caused by the Tenant or any of its employees, contractors or workmen which occurs during any construction activities by the Tenant.

c. The Tenant, at its own cost and expense, will enter into a regularly scheduled (at least quarterly) preventive maintenance/service contract with a maintenance contractor approved by the Landlord for servicing all heating and air conditioning systems and equipment which exclusively serve the Demised Premises, and an executed copy of such contract will be delivered to the Landlord. This service contract must include all services suggested by the equipment manufacturer within the operations/maintenance manual and must become effective within 30 days after the date the Tenant will have taken possession of the Demised Premises. The Landlord may, but will not be required to, upon notice to the Tenant, provided that the Tenant is not already under contract, or is otherwise abiding by this provision, elect to enter into such a maintenance/service contract on behalf of the Tenant or to perform the work itself and, in either case, the Tenant will pay to the Landlord within 10 days after demand the cost of such contract or work plus 3% percent of the amount thereof (for the Landlord's service and overhead costs).

8. Alterations.

a. The Tenant will not make any alterations, additions or improvements to the Demised Premises in excess of $1,000.00 without the prior written consent of the Landlord, except for the installation of unattached, movable personalty, including trade fixtures, which may be installed without drilling, cutting or otherwise defacing the Demised Premises. The Tenant will pay all costs with respect to any alterations, additions or improvements to the Demised Premises, including, without limitation, permit and impact fees as well as hard costs, except to the extent that Landlord has agreed in this Lease to pay any such costs. All alterations, additions, improvements and fixtures (other than unattached, movable trade fixtures) which may be made upon the Demised Premises by the Tenant will become the property of the Landlord upon termination or expiration of the Lease and will remain upon and be surrendered with the Demised Premises unless the Landlord requests their removal, in which event the Tenant will remove the same and restore the Demised

Premises to their original condition at the Tenant's expense. Normal wear and tear is excepted from this Section. Notwithstanding the foregoing, the Landlord's Scope of Work defined in Exhibit C attached hereto, does not fall under this provision, and under no circumstances shall Tenant be obligated to reimburse Landlord for costs associated with the Scope of Work except in the event the costs associated with the Scope of Work exceed the Tenant Improvement Allowance, all as described on Exhibit C.

b. All construction work done by the Landlord and the Tenant within the Demised Premises will be performed in good and workmanlike manner, in compliance with all governmental requirements, and the requirements of any contract or mortgage to which the Landlord may be a party and of which the Tenant has received notice and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project. The Tenant agrees to indemnify the Landlord and hold it harmless against any loss, liability or damage resulting from such work, unless such loss, liability or damage is directly caused by the Landlord's gross negligence, or the gross negligence of any of the Landlord's agents, employee's or contractors. The Tenant will, upon reasonable request by the Landlord, furnish bond or other security satisfactory to the Landlord against any such loss, liability or damage in conducting work within the Demised Premises.

c. To the extent the Tenant is performing any venting, opening, sealing, waterproofing or any altering of the roof, such work will be performed by the Landlord's roofing contractor (who charges shall be reasonable and competitive in the trade area in which the Project is located) upon the Landlord's approval and at the Tenant's expense, and when completed the Tenant will furnish to the Landlord a certificate from the Landlord's roofing contractor that all such alterations approved by the Landlord have been completed in accordance with the plans and specifications therefor approved by the Landlord.

9. Liens. The Tenant will not permit to be created nor to remain undischarged any lien, encumbrance or charge arising out of any work of any contractor, mechanic, laborer or materialman which might be or become a lien, encumbrance or charge upon the Demised Premises or the Project or the income therefrom. The Tenant will not suffer any other matter or thing whereby the estate, right and interest of the Landlord in the Demised Premises or in the Project might be impaired. If any lien or notice of lien on account of an alleged debt of the Tenant or any notice of contract by a party engaged by the Tenant or the Tenant's contractor to work in the Demised Premises should be filed against the Demised Premises or the Project, the Tenant will, within 20 days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of court of competent jurisdiction or otherwise. If the Tenant should fail to cause such lien or notice of lien to be discharged within the period provided, the Landlord, in addition to any other rights or remedies, may, but will not be obligated to, discharge the same by either paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount paid by the Landlord and all costs and expenses, including attorneys' fees, incurred by the Landlord in connection therewith, together with interest thereon at the rate of 12% per annum (for the Landlord's service and overhead costs), from the date of payment or incurring of the cost and expense, will be paid by the Tenant to the Landlord within 10 days after demand.

THE INTEREST OF THE LANDLORD IN THE DEMISED PREMISES SHALL NOT BE SUBJECT TO LIENS FOR IMPROVEMENTS MADE BY OR FOR THE ACCOUNT OF THE TENANT.

10. Store Fronts and Signs. The Tenant will not, without the Landlord's prior written consent, which consent shall not be unreasonably delayed or denied, (a) make any changes to or paint the store front; (b) install any exterior lighting, decorations or paintings; or (c) erect or install any signs, window or door lettering, place cards, decorations or advertising media of any type which can be viewed from the exterior of the Demised Premises, excepting only dignified displays of a customary type for its display windows not affixed to the windows. All signs, decorations and advertising media must conform in all respects to the sign criteria established and/or revised by the Landlord for the Project from time to time in the exercise of its sole discretion. All expenses incurred with regard to the design, construction and installation of the Tenant's signs will be costs of the Tenant, including, without limitation, professional fees and permit fees. The Tenant will maintain all signs in good condition and in proper operating order. The Landlord hereby allows the Tenant, at its sole cost and expense and provided such is in compliance with all applicable laws and otherwise professionally prepared, to install a sign on or about the main entrance to the Demised Premises, together with window decals, hours of operation and logos on the windows to the Demised Premises, all to the extent the foregoing relates to the Tenant's Permitted Use provided that the Landlord pre-approves same, and such pre-approval shall not be unreasonably be withheld. The Tenant acknowledges and agrees that in no event shall the total signage of the Tenant with respect to the Demised Premises exceed the Tenant's Proportionate Share of the total signage approved for the Project.

11. Utilities.

a. The Tenant will contract, in its own name and will pay the charge before delinquency, for all utility services rendered or furnished to the Demised Premises, excluding trash collection, water and sewer (which are provided and included within Operating Costs) but including heat, electricity, fire and intruder detection, utility hook-ups and the like, together with all taxes or other charges levied on such utilities. In no event will the Landlord be liable for the quality, quantity, failure or interruption of such services to the Demised Premises. Subject to the above, the Tenant will be responsible for and will pay all utilities costs attributable to the conduct of its business in the Demised Premises including the cost of a designated water meter if the Landlord determines it would be equitable to the other tenants. These obligations of the Tenant will survive termination of the Lease.

b. The Landlord may, with notice to the Tenant, or without notice in the event of an emergency, temporarily cut off and discontinue water, sewer and any or all utilities whenever such discontinuance would be necessary to make repairs or alterations. No such action by the Landlord will be construed as an eviction or disturbance of possession or as an election by the Landlord to terminate the Lease, nor will the Landlord be in any way responsible or liable under such action.

12. Insurance and Indemnity.

a. The Tenant will, at its expense, obtain and keep in force during the Lease Term a policy of comprehensive general liability insurance, together with a broad form comprehensive general liability endorsement, covering any and all claims for injuries to persons in or about the Demised Premises, including all damages from Tenant's signs, glass, awnings, fixtures or other appurtenance now or hereafter erected on the Demised Premises, and insuring the indemnity provision as set forth in this paragraph. Such insurance will be in an amount not less than $1,000,000 for injury to one person in one accident, occurrence or casualty and not less than $2,000,000 for injuries to more than one person in one accident, occurrence or casualty, or, in lieu of the foregoing,

a combined single limit of $2,000,000. The limits of said insurance will not, however, limit the liability of the Tenant. Not more frequently than each 2 years, if, in the reasonable opinion of the Landlord, the amount of liability insurance required hereunder should not be adequate, the Tenant will increase said insurance coverage as required by the Landlord, provided that such is typical within the market for similar properties or similar tenants.

b. The Tenant will, at the Tenant's expense, obtain and keep in force during the Lease Term a policy or policies of property damage liability insurance, together with broad form all peril coverage and plate glass insurance for the full replacement value of the Tenant's improvements and property, including, without limitation, inventory, trade fixtures, furnishings and other personal property, to the extent not insured by the Landlord.

c. Unless as a result of the willful misconduct or gross negligence of the Landlord or the Landlord's employees, agents, or contractors, the Tenant will be responsible for and will indemnify and hold harmless the Landlord from and against all claims, loss, cost, damage or expense arising from (1) the Tenant's use of the Demised Premises or from the conduct of the Tenant's business or from any activity, work or things done, permitted or suffered by the Tenant in or about the Demised Premises or elsewhere, including the installation and use of a Dish, (2) the utilities located within, but not under the Demised Premises causing injury to any persons or property whomsoever or whatsoever, and (3) any act or omission of the Tenant, its agents, contractors, employees, invitees, licensees, subtenants and guests. The Tenant will further indemnify and hold harmless the Landlord from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon.

d. Unless as a result of the willful misconduct or gross negligence of the Landlord or the Landlord's employees, agents, or contractors, the Landlord will not be liable for injury to the Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of, nor to the person of the Tenant, the Tenant's agents, contractors, employees, invitees, licensees, subtenants and guests, or any other person in or about the Demised Premises, whether the said damage or injury results from a condition arising upon the Demised Premises or upon other portions of the building of which the Demised Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing same is inaccessible to the Tenant. The Landlord will not be liable for any damages arising from the act or neglect of any other tenant of the Project or person, but shall diligently attempt to enforce all of its respective rights and remedies available to the Landlord under such applicable tenant lease.

e. Unless as a result of the willful misconduct or gross negligence of the Landlord or the Landlord's employees, agents, or contractors, the Tenant waives any and all rights of recovery against the Landlord, or against the officers, employees, agents and representatives of the Landlord, for loss of or damage to the Tenant or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damages.

f. Any insurance policies required of the Tenant hereunder must name the Landlord and, in addition, the holder of a first mortgage on the Project or a ground lessor thereof and the Landlord's property manager, if requested to do so by the Landlord, as additional insureds as their interests may appear. Such insurance policies may not be modified or terminated without 30 days' prior written notice to the Landlord. Insurance required hereunder must be issued by reputable and independent insurers permitted to do business in the State where the Demised Premises are

located and rated in Best's Insurance Guide, or any successor thereto (or, if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "13". Such policies or duly executed certificates of insurance, reflecting all the requirements of this paragraph, must be promptly delivered to the Landlord and renewals thereof as required will be delivered to the Landlord at least 30 days prior to the expiration of the respective policies.

g. The Landlord will, at its expense, obtain and keep in force during the Lease Term property insurance insuring the improvements in the Project, including tenant improvements in the Demised Premises which the Landlord constructs and or for which the Landlord pays the costs. The Landlord may obtain such other forms of insurance coverage as it may deem appropriate for the Project, including, without limitation, commercial general liability insurance and rent loss insurance. The Landlord will be responsible for determining the types as well as the terms and conditions of all its insurance. The cost of the Landlord's insurance will be included in Operating Costs.

13. Damage and Obligation to Restore.

a. The Tenant will give immediate written notice to the Landlord of any damage caused to the Demised Premises by fire or other casualty. If the Demised Premises should (1) be damaged by any uninsured casualty or (2) be damaged to an extent in excess of 50% of the cost of replacement thereof, the Landlord may elect either to terminate the Lease or to proceed to rebuild and repair the Demised Premises. During any such casualty event, the Tenant's rent may abate in accordance with the terms of subsection b below. Further, if the Demised Premises should be damaged to such an extent that the Tenant would not be able to operate its business in the Demised Premises for more than 150 days, as reasonably determined by the Landlord's general contractor, the Tenant may elect to terminate the Lease. In either event, either the Landlord or the Tenant will give written notice of such election to the other within 30 days after the occurrence of such casualty. If the Demised Premises should be partially damaged during the last 12 months of the Lease, either the Landlord or the Tenant may elect to terminate the Lease by giving written notice to the other within 30 days after the date of occurrence of such damage.

b. Unless either the Landlord or Tenant has elected to terminate the Lease as otherwise provided herein, in the event the Demised Premises should be damaged by fire or other casualty insurable under standard fire and extended coverage insurance, the Landlord will proceed with reasonable diligence to rebuild and repair the Demised Premises. The Landlord's obligation to rebuild and repair will be limited to restoring the Demised Premises to substantially the condition in which same existed prior to the casualty, will be limited to the extent of the insurance proceeds available to the Landlord for such restoration and, further, will exclude any obligation with regard to the improvements in the Demised Premises paid for by the Tenant and the personal property and trade fixtures of the Tenant. The Tenant agrees that, promptly upon completion of such work by the Landlord, it will proceed with reasonable diligence to restore the remainder of the Demised Premises, including, but not limited to, the repair or restoration of signs, fixtures and equipment. During any period of reconstruction or repair of the Demised Premises, the Tenant will continue the operation of its business within the Demised Premises to the extent practicable. In the event of a casualty whereby neither party elects to terminate the Lease and the Tenant is deprived of the occupancy and reasonable use to conduct business of the majority portion of the Demised Premises, Base Rent will be equitably apportioned according to the area of the Demised Premises which is unusable by the Tenant, until such time as the Landlord will have completed its restoration as provided herein. In the event of total destruction of the Demised Premises, or the inability for the Tenant to reasonably conduct its business in any portion of the Demised Premises as a result of such casualty, the Tenant's

rent will completely abate from the date of such destruction until such time as the Landlord will have completed its restoration as provided herein.

c. In the event any portion of the Project should be damaged to such an extent that the Landlord, in its sole commercially reasonable discretion, should elect to discontinue operation of the Project, the Landlord may cancel the Lease by giving written notice to the Tenant within 30 days after the date of occurrence of such damage.

d. If either the Landlord or the Tenant elects to terminate the Lease pursuant to subparagraphs a or c above, the Lease shall terminate and become null and void 30 days after the date of delivery of said notice, in which event the Landlord shall return to the Tenant (1) the then remaining Security Deposit, (2) any unapplied Prepaid Rent and (3) that portion of the monthly rent paid by the Tenant to the Landlord with respect to the month of termination applicable to the period from and after the date of such termination.

14. Eminent Domain.

a. If any part of the Project should be permanently or temporarily taken, condemned or transferred by agreement in lieu of condemnation for any public or quasi-public use or purpose by any competent authority, whether or not the Lease is terminated, the entire compensation award therefor, both leasehold and reversion, will be the property of the Landlord without any deduction therefrom for any present or future estate of the Tenant, and the Tenant hereby assigns to the Landlord all its right, title and interest to any such award. The Tenant will execute all documents required to evidence such result.

b. If the entire Demised Premises should be permanently, or temporarily for more than thirty (30) consecutive days, taken, condemned or transferred as aforesaid, the Lease will terminate as of the time possession thereof vests in the condemning authority, and the Landlord shall return to the Tenant (1) the then remaining Security Deposit, (2) any unapplied Prepaid Rent and (3) that portion of the monthly rent paid by the Tenant to the Landlord with respect to the month of termination applicable to the period from and after the date of such termination. If a portion of the Demised Premises should be permanently, or temporarily for more than thirty (30) consecutive days, taken, condemned or transferred as aforesaid, the Landlord may elect to terminate the Lease or, at its own expense, to repair and restore the portion not affected by the taking, in which latter event the rent will be reduced in proportion to the area taken, effective at the time possession vests in the condemning authority. If the Demised Premises or any part thereof should be temporarily taken, condemned or transferred as aforesaid, rent will be abated during the period of such temporary taking by the amount the Landlord receives from the condemning authority to compensate it for the use of the Demised Premises.

c. In the event any portion of the Project, other than any portion of the Demised Premises, should be taken to such an extent that the Landlord, in its sole discretion, should elect to discontinue or materially revise the operation of the Project, the Landlord may terminate the Lease by delivering notice to the Tenant within 30 days after the date possession thereof vested to the condemning authority, effective the date possession vested in the condemning authority.

d. In the event any portion of the Project, other than any portion of the Demised Premises, should be taken to such an extent to result in the complete inability for the Tenant to access the Demised Premises, and such applicable taking continues for a period of thirty (30) consecutive

days, then from and after expiration of such thirty (30) consecutive day period the Tenant's rent shall abate in full until such time as access is again provided to the Demised Premises.

15. Assignment and Subletting. The identity and financial standing of the Tenant is a material consideration of the Landlord in entering into the Lease. The Tenant will not voluntarily, involuntarily or by operation of law assign, sell, mortgage, pledge or in any manner transfer the Lease or any estate or interest therein or sublet the Demised Premises or any part thereof, or grant any license, concession or other right to occupy any portion of the Demised Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or denied. Consent by the Landlord to one or more assignments or sublettings will not operate as a waiver of the Landlord's rights as to any subsequent assignments and subletting. The Tenant will pay on demand and as a condition to giving its consent to any such transfer the Landlord's reasonable costs incurred with respect to the request for its consent, including, without limitation, reasonable attorneys' fees and costs, which shall not exceed $1,000.00, and ½ of the profit obtained by the Tenant with respect to such transfer. In the event that the Tenant subleases all of the Demised Premises to more than one subtenant and accordingly is no longer occupying any of the Demised Premises, then the Tenant shall lose any signage rights which may otherwise be held under the Lease. In no event may the Demised Premises be sublet or the Lease assigned to a party who is then a tenant in the Project if the Landlord has or will have during the ensuing 6 months suitable space for rent in the Project, and in no event may the Demised Premises be sublet at a rental rate less than the then current market rate for comparable premises in the Project. Notwithstanding any assignment or subletting, the Tenant and any guarantor of the Tenant's obligations under the Lease will at all times remain fully responsible and liable for compliance with all of the obligations of the Tenant, including the payment of rent. In the event of the transfer and assignment by the Landlord of its interest in the Lease and in the building containing the Demised Premises, the Landlord will thereby be released from any further obligations, and the Tenant agrees to look solely to such successor in interest for performance of such obligations. If the Tenant is a corporation, any transfer of this Lease from the Tenant by merger, consolidation or liquidation, or any change in ownership or power to vote of a majority of its outstanding voting stock from the owners of such stock or those controlling the power to vote of such stock as of the date of the Lease, will constitute an assignment for the purpose of the Lease. Notwithstanding anything else contained herein to the contrary and provided the Tenant has never been in default under the Lease, Tenant, after giving sixty (60) days prior written notice to Landlord, may assign this lease to a wholly owned but separate entity so long as the Permitted Use remains unchanged and the Lease Guaranty (as hereinafter defined) remains in place with the Guarantor.

16. Default and Remedies.

a. The occurrence of any one or more of the following events will constitute a default of the Lease by the Tenant:

(i) The failure by the Tenant to make payment of rent or any other payment required to be made by the Tenant hereunder, as and when due, where such failure continues for a period of 5 business days after written notice thereof from the Landlord that Tenant has failed to pay rent or any other specific payment.

(ii) The failure by the Tenant to observe or perform any of the covenants, conditions or provisions to be observed or performed by the Tenant, other than described in item (i)

above, where such failure continues for a period of 10 days after Tenant receives written notice thereof from the Landlord; provided, however, that if the nature of the Tenant's default is such that more than 10 days are reasonably required for its cure, the Tenant will not be deemed to be in default if the Tenant diligently commences such cure within the initial 10-day period and thereafter diligently pursues such cure to completion.

(iii) If the Tenant or any guarantor should commence, in any court pursuant to any statute either of the United States or of any State, an insolvency or bankruptcy proceeding (including, without limitation, a proceeding for liquidation, reorganization or for adjustment of debts of an individual with regular income), or if such a proceeding is commenced against the Tenant or any said guarantor and either an order for relief is entered against such party or such party fails to secure a discharge of the proceeding within 60 days of the filing thereof, or if the Tenant or any said guarantor becomes insolvent or is unable or admits in writing its inability to pay its debts as they become due, or makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with its creditors or a custodian is appointed or takes possession of the Tenant's or any said guarantor's property, whether or not a judicial proceeding is instituted in connection with such arrangement or in connection with the appointment of such custodian.

(iv) The discovery by the Landlord that any financial statement given to the Landlord by the Tenant or any guarantor of the Tenant's obligations, and any of them, is materially false.

(v) Any act by the Tenant that places at risk the safety, health and/or welfare of anyone in or about the Project, which shall include, but would not be limited to, (1) any action which endangers the life or safety of another person, (2) possession of dangerous or illegal firearms, weapons or explosives, (3) engaging in criminal conduct or acts of violence, or making threats of violence toward anyone, (4) fighting or provoking a fight, (5) threatening, intimidating or coercing behavior or (6) use of obscene or abusive language or any disorderly/antagonistic conduct.

b. In the event of any default by the Tenant under this Lease (which, for clarification purposes, means that Tenant has breached the terms and conditions of this Lease and such breach has not otherwise been cured by the Tenant within the applicable notice, cure and/or grace period (if any) provided for in Section 16a above) , the Landlord may at any time after the applicable cure period, without notice or demand and without limiting the Landlord in the exercise of any right or remedy which the Landlord may have by reason of such default or breach:

(i) Declare the entire rent for the balance of the lease term, or any part thereof, due and payable forthwith, and bring an action for the recovery thereof.

(ii) Terminate the Tenant's right to possession of the Demised Premises by any lawful means and retake possession thereof for the account of the Landlord, in which event the Tenant will immediately surrender possession of the Demised Premises to the Landlord and all further liability under the Lease on the part of the Tenant and the Landlord will terminate. Notwithstanding the foregoing, the Tenant will be liable for and will pay the Landlord the sum of all rental and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the difference between (1) the total rental plus the Tenant's Proportionate Share of Operating Costs and Taxes for the remaining portion of the Lease Term (had such term not been terminated by the Landlord prior to the date of expiration as provided herein), and (2) the then present value of the then fair rental value of the Demised Premises for such period using such discount rates as is commercially reasonable or typical.

(iii) Maintain the Tenant's right to possession, in which event the Lease will continue in effect whether or not the Tenant will have abandoned the Demised Premises. In such event, the Landlord will be entitled to relet the Demised Premises to such parties and on such terms as the Landlord in its sole discretion deems appropriate for the Project and its own interests and to enforce all of the Landlord's rights and remedies under the Lease, including the right to recover the rent as it becomes due.

(iv) Pursue any other remedy now or hereafter available to the Landlord under the laws and judicial decisions of the State where the Demised Premises are located, provided, however, that Landlord takes reasonable steps to mitigate its damages.

c. In the event of a proceeding involving the Tenant under the Bankruptcy Code, 11 U.S.C.§101 et seq., if the Lease should be assumed by the Tenant's trustee in bankruptcy (after he has cured all existing defaults, compensated the Landlord for any loss resulting therefrom and provided adequate assurance of future performance), then the Lease may not be assigned by the trustee to a third party, unless such party (1) executes and delivers to the Landlord an agreement in recordable form whereby such party assumes and agrees with the Landlord to discharge all obligations of the Tenant under the Lease, (2) has a net worth and operating experience at least substantially comparable to that possessed by the Tenant and any guarantor hereof as of the time of execution of the Lease; and (3) grants to the Landlord, to secure the performance of such party's obligations under the Lease, a security interest in such party's merchandise, inventory, personal property, fixtures, furnishings, and accounts receivable (and in the proceeds of all of the foregoing) with respect to its operations in the Demised Premises, and in connection therewith, such party will execute such security agreements, financing statements and other documents (the forms of which are to be prepared by the Landlord) as are necessary to perfect such lien.

d. If the Landlord should exercise any of its remedies hereunder, the Tenant will be liable for and will pay to the Landlord, within 10 days after demand therefor, the costs of removing and storing the Tenant's or other occupant's property; the costs of repairing or otherwise putting the Demised Premises into a condition substantially similar to the condition existing at the time the Demised Premises were originally delivered to the Tenant; reasonable real estate commissions actually paid; that portion of the leasing commission paid by the Landlord applicable to the unexpired term of the Lease, if applicable; and all reasonable expenses incurred by the Landlord, including reasonable attorneys' fees. If the Lease should be terminated, or the Lease Term should expire, the Landlord will have the immediate right thereafter to re-enter the Demised Premises and to remove all persons and property therefrom. Such property may be stored in a public warehouse or elsewhere at the cost of, and for the account of the Tenant, all without service of notice or resort to legal process (all of which the Tenant expressly waives). In such event, the Landlord will not be deemed guilty of trespass or become liable for any loss or damage which may be occasioned thereby, provided that the Landlord exercises reasonable means of such removal and storage.

e. The rights and remedies granted herein to the Landlord are distinct, separate and cumulative remedies, and the exercise of any of them will not be deemed to exclude the Landlord's right to exercise any or all of the others. All charges payable by the Tenant under the terms of the Lease will be deemed rent for the purpose of the Landlord exercising its remedies.

f. No waiver of any covenant or condition or of the breach of any covenant or condition of the Lease will be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor will the acceptance of rent by the Landlord at any time when the Tenant is in default under any covenant or condition hereof be construed as a waiver of such default or of the Landlord's right to terminate the Lease on account of such default, nor will any waiver or indulgence granted by the Landlord to the Tenant be taken as an estoppel against the Landlord, it being expressly understood that if at any time the Tenant should be in default in any of its covenants or conditions hereunder, an acceptance by the Landlord of rent during the continuance of such default or the failure on the part of the Landlord promptly to avail itself of such other rights or remedies as the Landlord may have will not be construed as a waiver of such default, but the Landlord may at any time thereafter, if such default continues, terminate the Lease on account of such default.

g. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY PROCEEDING BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE, THE RELATIONSHIP OF THE LANDLORD AND THE TENANT, THE TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE. THE TENANT WAIVES ALL CLAIMS FOR DAMAGES BY REASON OF THE LANDLORD'S EXERCISING ITS RIGHT TO REENTER THE DEMISED PREMISES AND TAKE POSSESSION OF THE PROPERTY LOCATED THEREIN, OR DAMAGES BY REASON OF ANY DISTRESS WARRANT, FORCIBLE DETAINER PROCEEDINGS, SEQUESTRATION PROCEEDINGS OR OTHER LEGAL PROCESS.

h. IN THE EVENT OF SUIT BY OR AGAINST THE LANDLORD, THEN THE VENUE OF SUCH SUIT SHALL BE IN PALM BEACH COUNTY, FLORIDA, AND THE TENANT HEREBY WAIVES FOR ITSELF WHATEVER RIGHTS IT MAY HAVE IN THE SELECTION OF VENUE.

i. The Landlord will not be in default unless the Landlord fails to diligently perform obligations required of the Landlord within a reasonable time, but in no event later than 30 days after written notice by the Tenant and to the holder of any first mortgage covering the Demised Premises whose name and address will have theretofore been furnished to the Tenant in writing, specifying wherein the Landlord has failed to diligently perform such obligations. However, if the nature of the Landlord's obligations is such that more than 30 days are required for performance, the Landlord will not be in default if the Landlord diligently commences performance within such thirty-day period and thereafter diligently prosecutes the same to completion. In addition to the foregoing, in the event that the willful misconduct and/or gross negligence of the Landlord and/or the Landlord's employees, agents or contractors, shall materially adversely affect and/or unreasonably interfere with the normal business operations of the Tenant so as to cause the Tenant to be unable to operate from the Demised Premises for a period of fifteen (15) consecutive days, then the Tenant's rent shall abate from and after expiration of such fifteen (15) consecutive day period until such time Tenant's normal business operations are no longer materially adversely affected

and/or unreasonably interfered with by the willful misconduct and/or gross negligence of the Landlord and/or the Landlord's employees, agents or contractors.

j. The Tenant hereby acknowledges that late payment by the Tenant to the Landlord of rent and other sums due hereunder will cause the Landlord to incur costs not contemplated by the Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on the Landlord by the terms of any mortgage covering the Demised Premises. Accordingly, if any installment of rent or any other sum due from the Tenant will not be received by the Landlord or the Landlord's designee within 5 business days after such amount is due, the Tenant will forthwith pay to the Landlord a late charge equal to the greater of $100 or 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs the Landlord will incur by reason of late payment by the Tenant. Acceptance of such late charge by the Landlord will in no event constitute a waiver of the Tenant's default with respect to such overdue amount, nor prevent the Landlord from exercising any of the other rights and remedies granted hereunder. In the event any check tendered by the Tenant should not be honored for any reason, the Tenant will pay to the Landlord immediately on demand a service fee of $100.00.

17. Landlord's Lien. To secure the payment of all rent and other sums of money due and to become due and the faithful performance of the Lease by the Tenant, the Tenant hereby grants to the Landlord a security interest in all property (including fixtures, equipment, chattels and merchandise) which may be placed in the Demised Premises. Such property shall not be removed therefrom without the written consent of the Landlord until all arrearages in rent and other sums of money then due to the Landlord hereunder shall first have been paid. This lien and security interest is given in addition to the Landlord's statutory lien and shall be cumulative thereto. The Landlord may file uniform commercial code financing statements sufficient to perfect this security interest. The lien and security interest created hereby shall be terminated when all of the rent and other sums of money becoming due during the lease term shall have been paid in full. Notwithstanding the foregoing, the Landlord shall at no time have any lien rights or interest in proprietary files, documents, records, financial statements, or otherwise confidential matter.

18. Subordination and Attornment.

a. The Lease is subordinate to any ground lease, mortgage or any other hypothecation for security now or hereafter placed upon the real property of which the Demised Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination is self-operative, and no further instrument of subordination will be required for any purpose. If any mortgagee or ground lessor should elect to have the Lease prior to the lien of its mortgage or ground lease, and should give written notice thereof to the Tenant, the Lease will be deemed prior to such mortgage or ground lease, whether the Lease is dated prior or subsequent to the date of said mortgage or ground lease. The Tenant agrees to execute any documents required to evidence such subordination or to make the Lease prior to the lien of any mortgage or ground lease, as the case may be, and failing to do so within 10 days after written demand, does hereby make, constitute and irrevocably appoint the Landlord as the Tenant's attorney in fact and in the Tenant's name, place and stead, to do so.

b. Upon request of the Landlord, the Tenant will, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Demised Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under the Lease.

c. If, in connection with obtaining financing for the real property of which the Demised Premises are a part, a banking, insurance or other recognized institutional lender should request reasonable modifications in the Lease as a condition to such financing, the Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of the Tenant hereunder, or adversely affect the leasehold interest hereby created or the Tenant's use and enjoyment of the Demised Premises.

19. Tenant Estoppel Certificate. The Tenant will at any time upon not less than 10 days' prior written notice from the Landlord execute, acknowledge and deliver to the Landlord a statement in writing: (i) certifying that the Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that the Lease, as so modified is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to the Tenant's knowledge, any uncured defaults on the part of the Landlord, or specifying such defaults if any are claimed; and (iii) making such other statements with respect to the Lease as may be reasonably requested by the Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or existing or prospective encumbrancer of the Demised Premises.

20. Notices.

a. Any notice, request, demand, approval, consent or other communication which the Landlord or the Tenant may be required or permitted to give to the other party must be in writing and delivered by hand delivery, certified mail (with postage prepaid and return receipt requested) or guaranteed overnight delivery service, at the address specified in the Lease, or to such other address as either party will have designated by written notice to the other. Notwithstanding the foregoing, the Landlord may give notice to the Tenant by personal delivery to the Demised Premises.

b. If the holder of record of a mortgage or a ground lessor covering the Demised Premises should have given prior notice to the Tenant that it is the holder of such mortgage or is a ground lessor and such notice includes the address to which notices are to be sent, the Tenant will give to said party notice simultaneously with any notice given to the Landlord to correct any alleged default of the Landlord hereunder. Said party will have the right, within 30 days after receipt of said notice, to correct or remedy such default before the Tenant may take any action under the Lease by reason of such default; provided, however, the Tenant may take no action under the Lease by reason of such default if such party will have commenced, during said thirty-day period, to remedy the alleged default and continues thereafter to use its diligence to remedy the alleged default. Any notice of default given to the Landlord will be null and void unless simultaneous notice has been given to said mortgagee or ground lessor.

21. Surrender. Upon the expiration or termination of the Lease, the Tenant will deliver and surrender the Demised Premises to the Landlord in a safe condition and reasonably good order and repair, and will deliver all keys and combinations to locks, safes and vaults to the Landlord.

Before surrendering the Demised Premises, the Tenant will remove all its unattached personal property and will repair any damage caused thereby, reasonable wear and tear excepted. Floor coverings, window, wall and ceiling treatments will not be removed from the Demised Premises. If the Tenant should fail to restore the Demised Premises as aforesaid on or before the expiration or termination of this Lease or if the Tenant should fail to repair any damage caused by the removal of the Tenant's property from the Demised Premises on or before the expiration or termination of this Lease, the Landlord may restore the Demised Premises, and all such costs incurred thereby will be an expense of the Tenant. The Tenant's obligation to perform this provision will survive the end of the Lease Term. If the Tenant should fail to remove its property upon the expiration of the Lease, said property will be deemed abandoned and will become the property of the Landlord.

22. Broker's Fee. The Landlord will pay to the Brokers a commission in accordance with a separate written agreement between the parties. The Landlord and the Tenant each warrant to the other that no real estate broker or agent, except Asset Specialists, Inc. has been used or consulted in connection with the lease of the Demised Premises. Each covenants and agrees to defend, indemnify and save the other harmless from and against any actions, damages, real estate commissions, fees, costs and/or expenses (including reasonable attorneys' fees), resulting or arising from any commissions, fees, costs and/or expenses due to any other real estate broker or agent because of the lease of the Demised Premises and the execution and delivery of the Lease, due to the acts of the indemnifying party.

23. Landlord's Rights.

a. If the Tenant should fail to perform any maintenance or repairs required of it hereunder, including, without limitation, the maintenance of its signs, within 10 days after written notice delivered to it by the Landlord (or within such shorter period as the Landlord should require in the event of an emergency, with or without notice), the Landlord may, at its option, make such repairs without liability to the Tenant for any loss or damage which may result to its stock or business by reason of such repairs, and the Tenant will pay to the Landlord within 10 days after demand the cost of such repairs plus 10% of the amount thereof (for the Landlord's service and overhead costs).

b. The Landlord and its agents will have the right to enter upon the Demised Premises at reasonable times for the purposes of inspecting same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Demised Premises or to the building of which they are a part as the Landlord may deem necessary and desirable. The Landlord may at any time place on or about the Demised Premises any ordinary "For Sale" signs and the Landlord may at any time during the last 120 days of the Lease Term place on or about the Demised Premises any ordinary "For Lease" signs, all without rebate of rent or liability to the Tenant.

c. The Landlord may change the name or street address of the building in which the Demised Premises are located and install and maintain signs on the exterior of the building.

d. The Landlord may from time to time, but no more frequently than calendar quarterly, obtain a current lien, permit and code violation search (**Search**) to verify that there are no open, outstanding and/or pending liens, permits and/or code violations with respect to the Demised Premises and/or the Project that arose as a result of the acts or omissions of the Tenant and/or its employees, agents, assignees, subtenants, concessionaires, contractors, invitees or guests (**Tenant Encumbrances**). To the extent the Search reveals that such Tenant Encumbrances exist, the Tenant, at its sole cost and expense, shall immediately upon receiving notice from the Landlord take all

necessary action to close-out, discharge, bond-off and/or otherwise satisfy such Tenant Encumbrances.

e. In the event the Tenant fails to comply with its obligations under subparagraph d above, and such failure continues for a period of 5 business days after receipt of notice from the Landlord, (1) the Tenant, without any additional notice, grace or cure periods, shall be deemed in default under the Lease, and the Landlord shall be permitted to exercise any and all remedies available to the Landlord under this Lease as a result of such default, and (2) the Landlord, in addition to any other rights or remedies available to the Landlord under this Lease, at law and/or in equity, may, but will not be obligated to, take all necessary action to close-out, discharge, bond-off and/or otherwise satisfy such Tenant Encumbrances. Any amount paid by the Landlord, together with any all costs and expenses, including attorneys' fees, incurred by the Landlord, in connection therewith, together with interest thereon at the rate of 12% percent per annum (for the Landlord's service and overhead costs), from the date of payment of such amount or incurring of the cost and expense, will be paid by the Tenant to the Landlord within 10 days after demand.

24. Proportionate Share. The Proportionate Share is a fraction, the numerator of which is the number of leasable square feet in the Demised Premises and the denominator of which is the number of leasable square feet in the Project. The Proportionate Share will be increased or decreased from time to time as the leasable square feet in the Demised Premises and/or the Project are increased or decreased. The Operating Costs will similarly be increased or decreased from time to time as the size of the Project is increased or decreased. In computing the square footage of the Demised Premises and all premises in the Project, the Landlord includes a proportionate factor of all meter rooms and other utility closets and interior corridors to which the Tenant has access. All dimensions are measured from the center line of interior walls and from the exterior face of exterior walls.

25. Omitted.

26. Quiet Enjoyment. Upon the Tenant paying the rent reserved hereunder and observing and performing all the covenants, conditions and provisions on the Tenant's part to be observed and performed hereunder, the Tenant will have quiet enjoyment of the Demised Premises for the entire Lease Term, subject to all the provisions of the Lease.

27. Relocation. The Landlord reserves the option, in its sole discretion and expense, including, but not limited to Tenant's signage, to relocate the Tenant to other premises in the Project upon not less than 60 days' written notice. Such new premises shall be of substantially similar size and shall be improved in a substantially similar manner as the premises originally leased to the Tenant. The Tenant's refusal to accept such new premises shall constitute a material default under the Lease and shall entitle the Landlord, in its sole discretion, to terminate the Lease, upon no less than 60 days' written notice, in which event the Tenant shall be deemed to have waived any action against the Landlord for any damages in any way connected with such termination, and the Tenant shall proceed to wind up its business in the Project.

28. General Provisions.

a. The Tenant will not record the Lease or any memorandum of this Lease. The Tenant will not record any other document with respect to the Lease, such as a notice of commencement, without the Landlord's prior written consent, which consent will not unreasonably be withheld or denied, and any such recordation will, at the option of the Landlord, constitute a non-curable default of the Tenant. The Tenant will, however, within 10 days after request by the Landlord execute and deliver to the Landlord a memorandum of the Lease for the purpose of recordation in a form prescribed by the Landlord. This clause is not meant to preclude the Tenant to use the premises address on its web site or send out press releases announcing its new location.

b. Nothing herein contained will be deemed or construed by the parties hereto, nor by any third party, as creating a relationship of principal and agent or of partnership or of joint venture between the parties hereof. Neither the method of computation of rent, nor any other provisions contained herein, nor any acts of the parties hereto, will be deemed to create any relationship between the parties hereto other than the relationship of the Landlord and the Tenant.

c. The invalidity of any provision of the Lease as determined by a court of competent jurisdiction will in no way affect the validity of any other provision hereof. The Landlord and the Tenant acknowledge that they were represented by counsel in connection with the Lease and that each of them or their respective counsel reviewed and revised the Lease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or the Landlord will not be employed in the interpretation of the Lease.

d. Time is of the essence. Any time period provided for herein which ends on a Saturday, Sunday, or legal holiday will extend to 5:00 p.m. on the following business day.

e. Whenever a period of time is prescribed for action to be taken by the Landlord, the Landlord will not be liable or responsible for and there will be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of god, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of the Landlord.

f. Each provision performable by the Tenant will be deemed both a covenant and a condition. The Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter will be effective. The Lease may be modified in writing only, signed by the parties in interest at the time of modification.

g. Subject to the provisions hereof restricting assignment or subletting by the Tenant and regarding the Landlord's liability, this Lease will bind the parties, their personal representatives, successors and assigns. This Lease may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The Lease will be governed by the laws of the State of Florida.

h. The terms "Landlord" and the "Tenant", as used herein, denote both singular and plural and all genders. Where the "Tenant" consists of more than one person, whether natural or artificial, all the persons constituting the "Tenant" will be jointly and severally liable for all obligations to be performed by the Tenant herein. If the Tenant is a corporation or other entity, the Tenant will furnish to the Landlord promptly after request such evidence as the Landlord may reasonably require to evidence the authority of the Tenant to execute and deliver the Lease and to perform its obligations hereunder.

i. Any amount due to the Landlord not paid within 5 business days after such amount is due will bear interest at the maximum rate allowable by law accruing from the date due. Payment of such interest will not excuse or cure any default by the Tenant under the Lease.

j. Provisions herein to the contrary notwithstanding, there will be absolutely no personal liability on the part of the Landlord, its directors, officers or shareholders, or any of its partners or members, their directors, officers or shareholders, partners or members, with respect to any of the terms, conditions and covenants of the Lease; and the Tenant will look solely to the interest of the Landlord in the Project for the satisfaction of each and every remedy of the Tenant.

k. The Landlord reserves the absolute right to lease space in the Project to other parties for such uses as it, in the exercise of its sole business judgment, but subject to the terms of Section 6a of this Exhibit A, shall determine to be appropriate to promote the interests of the Project. The Tenant does not rely on the fact, nor does the Landlord represent, that any specific tenant or number of tenants shall during the Lease Term occupy any space in the Project.

l. The submission of the Lease for examination by the Tenant does not constitute an offer or an option to lease the Demised Premises, nor is it intended as a reservation of the Demised Premises for the benefit of the Tenant, nor will the Lease have any force or validity until and unless a copy of it is returned to the Tenant duly executed by the Landlord.

m. INTENTIONALLY OMITTED.

n. "RADON GAS". Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

o. The Tenant shall maintain the confidentiality of all of the financial terms of this Lease, and shall not, except as required by applicable law or governmental regulation, disclose such financial terms to any third parties whomsoever other than the Tenant's business partners, employees, consultants, lenders, attorneys and/or accountants who have a reasonable need for such confidential information (collectively, **Tenant Representatives**), provided that at all times such Tenant Representatives agree to maintain the confidential nature of such financial information. In the event the Tenant and/or the Tenant Representatives breach or otherwise violate the terms and conditions of this subparagraph o, such breach or violation shall be deemed an automatic, without the requirement or condition of any further notice or cure period, default by the Tenant under this Lease. Furthermore, the Tenant acknowledges and agrees that nothing contained in this Lease shall be deemed to limit any right or remedy available to the Landlord in the event of the Tenant's and/or Tenant Representatives' breach or violation of this subparagraph o (and correlating default under this Lease) and therefore, in addition to any such rights and remedies, and with the understanding that money damages would not be a sufficient remedy for any breach or violation of this subparagraph (and correlating default under this Lease) by the Tenant and/or Tenant Representatives, the Landlord shall be entitled to specific performance and injunctive relief as remedies for any such breach. The terms and conditions of this subparagraph o shall survive the expiration or earlier termination of this Lease.

EXHIBIT B
DESCRIPTION OF DEMISED PREMISES



*Current Location of
36x72 Exhaust Hoods
Rear Storage
Garage Entry
Lab
Lab Sink
Break Room
Conference Room
Office
Office
Common Area
Office
Office
Office
Electrical
Entry
*Exhaust Hood not included.

This graphic of the space plan is intended solely to depict the approximate location of the Demised Premises, and shall not be relied upon as any other form of representation, warranty and/or statement by the Landlord. Furthermore, nothing herein should be construed as a representation as to the tenants and/or uses in the Project or furniture or improvements within the Demised Premise. Subject to the terms and conditions of the Lease, the Demised Premises and Project are subject to modification by Landlord

EXHIBIT C
LANDLORD WORK

The Landlord agrees that it will deliver the Demised Premises to the Tenant in its "AS-IS, "WHERE-IS" condition with no monetary contributions or obligations to improve Tenants suite.

EXHIBIT D

INTENTIONALLY OMITTED.

EXHIBIT E
RIVERSIDE COMMERCE PARK PROJECT RULES AND REGULATIONS

Tenant covenants and agrees with Landlord to obey the following rules and regulations:

Deliveries:

(1) All deliveries of any kind to and from the premises shall be made only by way of the locations designated by landlord, and only at such times designated for such purpose by Landlord. If the premises have a rear entrance, all deliveries shall be made by way of the rear entrance whenever reasonably possible. All deliveries of fixtures shall be unloaded in accordance with any jurisdictional rights of any interested labor unions as determined by Landlord.

Moving:

(2) Tenant will reimburse Landlord for the reasonable cost of any damage to the building of which the premises are a part or the common area caused by Tenant's movers or personnel within ten (10) business days of receipt of invoice outlining such just costs.

Garbage:

(3) All garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the premises prepared for collection in the manner and at the times and places specified by Landlord. Landlord shall provide or designate a service for picking up refuse and garbage, and the cost thereof shall be included as a common area maintenance expense. Tenant shall be responsible for placing its garbage and refuse completely within the specified container, and shall clean up any spill caused by the Tenant.

(4) Tenant shall not burn any trash or garbage of any kind in or about the premises.

(5) No tenant shall throw anything out of doors or upon sidewalks, or other common areas of the Project.

(6) Tenant shall use the dumpster in a conscientious manner. Dumpster shall be used for office trash only generated from the business located on the premises. No off-site debris, construction trash, metal, wood or toxic waste may be disposed of in the dumpster. Any violations will necessitate action by way of (1) charges for extra pick-up, or (2) a separate dumpster for habitual offender with that Tenant paying for the extra dumpster charge in full.

Parking Lots & Sidewalks:

(7) Tenant and Tenant's employees shall park their cars in those portions of the parking areas designated for that purpose by Landlord.

(8) Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming crowded and, in such event, to allocate specific parking spaces among tenants in the Project and to take such other steps necessary to correct such condition.

(9) Landlord may designate and change from time to time the location and nature of the parking spaces available to the Tenant and its employees and invitees, provided that after such designation or change there shall be available to the Tenant and its employees and invitees approximately the same number of spaces as were available before the designation or change.

(10) Tenant may not overburden the parking in the Common Areas as determined by Landlord in its sole discretion.

(11) The parking areas shall be used for the parking of personal and vendors (cars, pickups, motorcycles, etc.) only. The parking areas shall not be used for any other use including, without limitation, washing or repairing vehicles, overnight parking or other storage of vehicles, or loading and unloading (except in such zones as Landlord may from time to time designate for such purpose). Landlord shall have no obligation to maintain any attendant at or for the parking areas. Landlord shall have no obligation or liability to Tenant, its agents, employees, or invitees, for any loss or damage suffered to property or persons on account of the use or misuse of the parking areas except if arising as a result of the willful misconduct or gross negligence of the Landlord or the Landlord's agents, employees, or contractors.

(12) Landlord reserves the right to use the parking areas for such other purposes as it may from time to time designate, provided any such other purpose does not unreasonably interfere with the use of the parking areas by Tenant for purposes of conducting Tenant's business on the premises.

(13) Landlord reserves the right to tow, or cause to be towed, any vehicle on account of any violation of these Rules and Regulations, and the costs thereof shall be borne by the owner or driver of the vehicle.

(14) The sidewalks, driveways, parking areas, entrances, passage, courts, vestibules, stairways, corridors and halls shall not be obstructed by Tenant.

Termites & Pests:

(15) Tenant shall pay for a quarterly pest extermination service for the premises.

(16) Unless deemed to have been caused by another tenant, the Landlord, or the Landlord's employees, agents, or contractors, if the premises become infested with vermin, the Tenant shall cause its premises to be exterminated from time-to-time to the satisfaction of the Landlord and shall employ such exterminators, which shall be approved by Landlord. If the infestation is attributable to another tenant, the Landlord, or Landlord's employees, agents, or contractors, then the Tenant shall so notify the Landlord, along with sufficient proof that such infestation was caused by such applicable party, in which event the Landlord shall be responsible for such applicable extermination.

Solicitation:

(17) Canvassing, soliciting and peddling in the building are prohibited and each tenant shall cooperate to prevent the same.

(18) No canvassing, soliciting, distribution of hand bills or other written material, or peddling shall be permitted in the building or common area, and tenants shall co-operate with Landlord in prevention and elimination of same.

Miscellaneous:

(19) No bicycles, vehicles or animals or any kind (except for guide dogs for the blind) shall be brought into or kept in or about the premises.

(20) Except for microwaveable or toastable items, and hot beverages, no cooking shall be done or permitted by any tenant without prior written consent of Landlord (and then subject to such restrictions as Landlord shall impose as a condition to such consent). No tenant shall cause or permit any unusual or objectionable odors to escape from the premises.

(21) No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations, or otherwise disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of musical instrument, radio, phonograph, unusual noise, or in any other way.

(22) No room or rooms shall be occupied or used as sleeping or lodging apartments upon the premises.

(23) No outside storage of any kind is allowed in the Common Areas. All items must be stored within the leased space.

(24) No signaling, telegraphic or telephonic instruments or devices, or other wires, instruments or devices, shall be installed in connection with any premises without the prior written approval of Landlord. Such installations and the boring or cutting for wires shall be made at the sole cost and expense of the tenant and under the control and direction of Landlord. Landlord retains in all cases the right to require (i) the installation and use of such electrical protecting devices that prevent the transmission or excessive currents of electricity into or through the building, (ii) the changing of wires and of their installation and arrangement underground or otherwise as Landlord may direct, and (iii) compliance on the part of all using or seeking access to such wires with such rules as Landlord may establish relating thereto. All such wires used by tenants must be clearly tagged at the distribution boards and junction-boxes and elsewhere in the building, with (i) the number of the premises to which said wires lead, (ii) the purpose for which said wires are used, and (iii) the name of the company operating same.

(25) Tenant shall not, without the prior written consent of the Landlord, store or use in any premises any (a) ether, naphtha, phosphorous, benzol, gasoline, benzene, petroleum, crude or refined earth or coal oils, flashlight powder, kerosene or camphene, (b) any other flammable, combustible, explosive or illuminating fluid, gas or material of any kind, and (c) any other fluid, gas or material of any kind having an offensive odor.

(26) Tenant shall not at any time, without first obtaining Landlord's written consent: (i) conduct or permit any fire, bankruptcy, auction, "going out of business", stock reduction, or any similar type of sale, whether real or fictitious, in the premises, or utilize any unethical method of business operation; or (ii) change, whether by alteration, replacement, rebuilding or otherwise, the exterior color or architectural treatment of the premises or of the building in which the same is located, or any part thereof; or similar undertaking.

(27) No showcases or other articles shall be put in front of or affixed to any part of the exterior of the building, nor placed in the halls, corridors, vestibules or other part of common areas without the prior consent of Landlord.

(28) The plumbing facilities shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant.

(29) All contractors and or technicians performing work for the tenant within the premises shall be referred to Landlord for approval before performing such work. Window treatments of any kind require Landlord's prior written approval, which approval shall not be unreasonably withheld or denied.

(30) All vending machines must be confined to within the Tenants space.

(31) No neon or lit signage will be displayed within the windows.

(32) Tenant agrees that Landlord may reasonably amend, modify, delete, or add new and additional reasonable rules and regulations for the use and care of the premises and the Project. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord, or upon the posting of the same in such place within the Project as Landlord may designate, provided that such rules and regulations are lawful, commercially reasonable, non- discriminatory as among tenants of the Project, and do not prevent the lawful use of the premises by Tenant for the permitted use.

<u>**EXHIBIT F**</u>

2019 CAM ESTIMATE

RIVERSIDE COMMERCE PARK
CAM PROJECTION FOR 2019

EXPENSES	BUILDING SQ FEET	2019 ESTIMATED EXPENSES	2019 ESTIMATED COST PSF
REAL ESTATE TAXES		$ 161,220.00	$ 2.89
INSURANCE		44,052.00	0.79
ELECTRIC		6,600.00	0.12
WATER & SEWER		17,388.00	0.31
TRASH & WASTE SERVICE		11,604.00	0.21
REPAIRS & MAINTENANCE		20,878.00	0.37
FIRE SAFETY		5,147.00	0.09
LANDSCAPING & IRRIGATION		20,424.00	0.37
LICENSES & TAXES		138.75	-
PROPERTY MANAGEMENT FEES		65,628.65	1.18
OFFICE SUPPLIES & EXPENSE		960.00	0.02
PROFESSIONAL FEES		1,500.00	0.03
TOTALS	55,716.00	$ 355,540.40	$ 6.38